PRESS RELEASE

Tasker Capital Corp. Announces New Financial Management Team

Company appoints new CFO and a new Controller

DANBURY, CT - February 8, 2006 - Tasker Capital Corp. (OTC Bulletin Board: TKER), a distributor and marketer of a proprietary technology that is highly effective in inhibiting pathogenic bacteria today announced the appointment of Stathis Kouninis as its Chief Financial Officer, replacing Robert D. Jenkins who has resigned to pursue other opportunities. Mr. Kouninis has extensive financial management and regulatory reporting experience in public companies.

Mr. Kouninis is joining Tasker from the U.S. Securities and Exchange Commission (SEC) where he worked in the Division of Corporation Finance. Prior to this, he was the Director of Finance for Bottomline Technologies, Inc., a publicly traded financial process software and solutions company and Director of Finance for CMGI, Inc., a publicly traded $1 billion Internet technology incubator. Prior to CMGI, Mr. Kouninis worked in several subsidiaries of Waste Management Inc. assuming roles of increasing responsibility and serving most recently as Vice President of Finance and Treasurer for NSC Corporation. Mr. Kouninis received a Bachelor of Science degree from the University of Massachusetts, and an Accounting Post Baccalaureate and a Master of Science degree in Taxation from Bentley College.

Also joining Tasker as its Controller will be Michael Bradley. Mr. Bradley most recently served as Controller for The A Consulting Team, a publicly traded IT service and business process outsourcing company where he worked with Richard Falcone, Tasker’s President and Chief Executive Officer. Prior to this, he was accounting manager for Star Media, an Internet portal; assistant controller for The Party Experience, a chain of retail stores specializing in party supplies; and senior accountant/inventory controller for Alexander’s Inc., a discount retail store chain. Mr. Bradley received his Bachelor of Arts degree in economics and finance from Hofstra University.

Commenting on the recent appointments, Richard Falcone, said, “Tasker’s new financial management team has the experience and acumen to effectively oversee its day-to-day financial operations, strengthen financial controls and generate timely, accurate financial reports. This level of support will enable us to focus our energies on the commercialization and enhancement of the pHarlo applications and products. Stathis and Mike are both experienced professionals who understand the gravity of sound financial management and its contribution to the success of a growing company.”

About Tasker Products

Tasker is a manufacturer, distributor and marketer of products with various applications that use the pHarlo technology. The pHarlo technology utilizes a highly charged and acidified, yet stable and safe, solution that enables copper sulfate, a compound with bacteriostatic properties, to remain active throughout a wide range of pH values. The Company currently markets: Close Call™, an oral hygiene breath drink, and Unifresh™ Footbath, a grooming aid product for dairy cows.

This release and the Company’s other communications contain forward-looking statements, such as statements about our plans, objectives, expectations, assumptions or future events. Forward-looking statements, involve estimates, assumptions, and known and unknown risks and uncertainties. Actual future results and trends may differ materially from those made in or suggested by any forward-looking statements due to a variety of factors, including, for example, our ability to successfully market our products and compete with other products in our space, the risk of unfavorable federal regulation or the inability to obtain any necessary approvals to manufacture, market and sell our products, and the fact that our status as a development stage company makes our future unclear. Consequently you should not place undue reliance on these forward-looking statements. We discuss many of these and other risks and uncertainties in greater detail in the filings we make with the Securities and Exchange Commission, including in our most recent Report on Form 10-KSB and Form 10-QSB. The information contained in any forward-looking statement is qualified in its entirety be reference to cautionary statements and risk factor disclosure contained in our filings with the Securities and Exchange Commission.

Investor Contact:

  Joseph M. Zappulla
  Wall Street Consultants Corp.
  212-681-4100
   jzappulla@wallstreetir.com

  Joan Harper
  Arthur Schmidt & Associates, Inc.
  516-767-7676